Exhibit 10.39

FORM OF NON-QUALIFIED STOCK OPTION AGREEMENT

This Non-Qualified Stock Option Agreement (this "Agreement"), is entered into as of March ___, 2016 by and between Alliance HealthCare Services, Inc., a Delaware corporation hereinafter referred to as the "Company," and _____________, an employee or other service provider of the Company or a Subsidiary (as defined below) of the Company, hereinafter referred to as "Optionee."

WHEREAS, the Company wishes to afford the Optionee the opportunity to purchase shares of its $0.01 par value Common Stock ("Common Stock");

WHEREAS, the Company wishes to carry out the Plan (as defined below), the terms of which are hereby incorporated by reference and made a part of this Agreement; and

WHEREAS, the Committee (as defined below) appointed to administer the Plan has determined that it would be to the advantage and best interest of the Company and its stockholders to grant the Non-Qualified Stock Option provided for herein to the Optionee as an incentive for increased efforts during his term of employment or other service with the Company or its Subsidiaries, and has advised the Company thereof and instructed the undersigned officers to issue said Option;

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I

DEFINITIONS

Whenever the following terms are used in this Agreement, they shall have the meaning specified below unless the context clearly indicates to the contrary.  Capitalized terms used and not defined in this Agreement shall have the meaning specified in the Plan unless the context clearly indicates to the contrary.

SECTION 1.1	CAUSE

"Cause" shall mean (i) the Optionee's willful refusal to perform in any material respect the Optionee's lawful duties or responsibilities for the Company or its Subsidiaries; (ii) the Optionee's willful disregard in any material respect of any financial or other budgetary limitations established in good faith by the Company's Board of Directors; (iii) misconduct by the Optionee that causes material and demonstrable injury, monetarily or otherwise, to the Company or its Subsidiaries, including but not limited to misappropriation or conversion of assets of the Company or its Subsidiaries (other than non-material assets); (iv) conviction of or entry of a plea of nolo contendere to a non-vehicular felony; or (v) the Optionee's violation of any restrictive covenant contained in any employment or other service agreement to which he and the Company or one of its Subsidiaries are parties, which violation constitutes a material breach by Optionee of such agreement. No act or failure to act by the Optionee shall be deemed

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"willful" if done, or omitted to be done, by him in good faith and with the reasonable belief that his action or omission was in the best interest of the Company or consistent with Company policies or the directive of the Company's Board of Directors.

SECTION 1.2	CHANGE OF CONTROL

“Change of Control” shall mean the occurrence of any of the following: (i) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole; or (ii) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than the Permitted Holders (as defined below) and their Related Parties (as defined below), in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power of the Voting Stock of the Company.

SECTION 1.3	CODE

"Code" shall mean the Internal Revenue Code of 1986, as amended.

SECTION 1.4	COMMITTEE

"Committee" shall mean the Compensation Committee of the Board of Directors or any other committee of the Board of Directors of the Company designated to administer the Plan.

SECTION 1.5	EXCHANGE ACT

"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

SECTION 1.6	GOOD REASON

“Good Reason” shall mean the occurrence of any of the following without the Optionee’s consent:

(i)	the Company’s material reduction of the Optionee’s base salary;
(ii)

the assignment to the Optionee of any duties which diminish in any material respect the Optionee’s position with the Company (including titles and reporting requirements), authority, duties or responsibilities;

(iii)

any material failure by the Company to comply with any of the provisions of any employment agreement between the Optionee and the Company, which is not remedied within thirty (30) days after written notice thereof from the Optionee;

(iv)

if the Optionee is not based in the Company’s Resource Center in Southern California, the Company’s requirement that the Optionee materially change the location of the Optionee’s principal office to a facility or a location more than sixty (60) miles from the Optionee’s then-current residence; or

(v)

if the Optionee’s principal office is located in the Company’s Resource Center in Southern California, the Company’s movement of the Resource Center more than sixty (60) miles from the then-present office location.

The Company and the Optionee further agree that, for a resignation to constitute a resignation by the Optionee for “Good Reason,” (i) the Optionee must provide written notice to the Company of the Optionee’s intent to resign within thirty (30) days of one of the triggering events outlined in this definition, (ii) the Company must fail to cure the condition giving rise to “Good Reason” within thirty (30) days following its receipt of Optionee’s notice and (iii) Optionee’s resignation must be effective within thirty (30) days following the Company’s failure to cure.

SECTION 1.7	OPTION

"Option" shall mean the Non-Qualified Stock Option to purchase Common Stock granted under this Agreement.

SECTION 1.8	PERMANENT DISABILITY

The Optionee shall be deemed to have a "Permanent Disability" if the Optionee is unable to engage in the activities required by his employment or other service by reason of any medically determined physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months, as reasonably determined by the Committee in good faith and in its discretion.

SECTION 1.9	PERMITTED HOLDER

“Permitted Holders” means OCM Principal Opportunities Fund IV, L.P. (“Oaktree”), MTS Health Investors II, L.P. (“MTS”) Fujian Thai Hot Investment Co., Ltd. (“Fujian Thai Hot”) and affiliates of Oaktree, MTS and Fujian Thai Hot.

SECTION 1.10	PERSON

"Person" shall mean an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature, and "control" shall have the meaning given such term under Rule 405 of the Securities Act.

SECTION 1.11	PLAN

"Plan" shall mean the 1999 Equity Plan for Employees of Alliance HealthCare Services, Inc. (f/k/a Alliance Imaging, Inc.) and Subsidiaries, as the same may be amended from time to time.

SECTION 1.12	PRONOUNS

The masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates.

SECTION 1.13	RELATED PARTIES

“Related Parties” means any Person controlled by a Permitted Holder, including any partnership of which a Permitted Holder or its affiliates is the general partner.

SECTION 1.14	SECRETARY

"Secretary" shall mean the Secretary of the Company.

SECTION 1.15	SECURITIES ACT

"Securities Act" means the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder.

SECTION 1.16	SUBSIDIARY

"Subsidiary" with respect to any entity shall mean any corporation in an unbroken chain of corporations beginning with such entity if each of the corporations, or group of commonly controlled corporations, other than the last corporation in the unbroken chain, then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

SECTION 1.17	VESTING REFERENCE DATE

"Vesting Reference Date" shall mean the date of this Agreement.

SECTION 1.18	VOTING STOCK

"Voting Stock" of the Company as of any date means the stock of the Company that is at the time entitled to vote in the election of the Board of Directors of the Company.

ARTICLE II

GRANT OF THE OPTION

SECTION 2.1	GRANT OF THE OPTION

For good and valuable consideration, on and as of the date hereof the Company irrevocably grants to the Optionee an Option to purchase any part or all of an aggregate of the number of shares set forth with respect to such Option on the signature page hereof of its Common Stock upon the terms and conditions set forth in this Agreement.

SECTION 2.2	EXERCISE PRICE

The exercise price of the shares of stock covered by the Option, which shall be no less than 100% of the Fair Market Value of such shares on the date hereof, is set forth on the signature page hereto.

SECTION 2.3	CONSIDERATION TO THE COMPANY

In consideration of the granting of the Option by the Company, the Optionee agrees to render faithful and efficient services to the Company or one of its Subsidiaries, with such duties and responsibilities as the Company shall from time to time prescribe. Nothing in this Agreement or in the Plan shall confer upon the Optionee any right to continue in the employ or service of the Company or any of its Subsidiaries or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which are hereby expressly reserved, to terminate the employment or other service of the Optionee at any time for any reason whatsoever, with or without Cause.

SECTION 2.4	ADJUSTMENTS TO OPTION

Subject to Section 11 and Section 12 of the Plan, in the event that the outstanding shares of the stock subject to an Option are, from time to time, changed into or exchanged for cash or a different number or kind of shares of the Company or other securities of the Company by reason of a merger, consolidation, recapitalization, reclassification, stock split, stock dividend , combination of shares, or otherwise, or if the Company shall effect a cash dividend the amount of which, on a per Share basis, exceeds ten percent (10%) of the Fair Market Value of a share of Common Stock at the time the dividend is declared, or the Company shall effect any other dividend or other distribution on the Common Stock in the form of cash that the Company’s Board of Directors determines by resolution is special or extraordinary in nature or that is in connection with a transaction that the Company characterizes publicly as a recapitalization or reorganization involving the Common Stock, then the Committee shall make an appropriate and equitable adjustment in the number and kind of shares or other consideration and the exercise price as to which such Option, or portions thereof then unexercised, shall be exercisable in order to prevent dilution or enlargement of the benefits intended to be made available with respect to any Option. Any such adjustment made by the Committee shall be final and binding upon the Optionee, the Company and all other interested persons.  In any such case, the Committee may also (or in lieu of the foregoing) make provision for a cash payment to the Optionee in exchange for the cancellation of all or a portion of the Option (without the consent of the holder of the

Option) in an amount determined by the Committee effective at such time as the Committee specifies (which may be the time such transaction or event is effective). In any event, the Option is subject only to such adjustments as are necessary to maintain the relative proportionate interest the Option represented immediately prior to any such event and to preserve, without exceeding, the value of the Option.

ARTICLE III

PERIOD OF EXERCISABILITY

SECTION 3.1	COMMENCEMENT OF EXERCISABILITY

(a)The Option shall become exercisable with respect to one-third (1/3) of the shares of Common Stock subject to the Option on each of the first three anniversaries of the Vesting Reference Date; provided, that, notwithstanding the foregoing:

(i) Upon termination of Optionee’s employment by the Company without Cause or by the Optionee for Good Reason within twelve (12) months following the consummation of a Change in Control, the Option shall become exercisable as to 100% of the shares of Common Stock subject to the Option upon such termination (but only to the extent such Option has not otherwise terminated).

(ii) The Option shall become exercisable as to 100% of the shares of Common Stock subject to the Option upon the Optionee’s death or Permanent Disability.

(b)Notwithstanding the foregoing, neither the Option nor any portion thereof shall become exercisable as to any additional shares of Common Stock following the termination of employment of the Optionee for any reason and all or any portion of the Option which is non-exercisable as of the Optionee's termination of employment shall be immediately cancelled.

SECTION 3.2	EXPIRATION OF OPTION

The Option may not be exercised to any extent by anyone after the first to occur of the following events:

(a)The tenth anniversary of the date hereof; or

(b)The first anniversary of the date of the Optionee's termination of employment or other service by reason of death or Permanent Disability; or

(c)The first business day which is ninety (90) days after termination of employment or other service of the Optionee for any reason other than for Cause, death or Permanent Disability; or

(d)The opening of business on the date of the Optionee's termination of employment or other service by the Company or a Subsidiary for Cause; or

(e)Subject to the provisions for accelerated exercisability pursuant to Sections 3.1(a) upon a Change of Control, if the Committee so determines pursuant to Section 11 and Section 12 of the Plan, the effective date of a Change of Control. At least ten (10) days prior to the effective date of such Change of Control, the Committee shall give the Optionee notice of such event if the Option has not then been fully exercised.

ARTICLE IV

EXERCISE OF OPTION

SECTION 4.1	PERSON ELIGIBLE TO EXERCISE

During the lifetime of the Optionee, only he may exercise the Option or any portion thereof. After the death of the Optionee, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3.2, be exercised by his personal representative or by any person empowered to do so under the Optionee's will or under the then applicable laws of descent and distribution.

SECTION 4.2	PARTIAL EXERCISE

Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.2; provided, however, that any partial exercise shall be for whole shares of Common Stock only.

SECTION 4.3	MANNER OF EXERCISE

An Option, or any exercisable portion thereof, may be exercised solely by delivering to the Secretary or his office all of the following prior to the time when the Option or such portion becomes unexercisable under Section 3.2, or by such other methods as are prescribed by the Committee or its delegate from time to time:

(a)Notice by the Optionee or the other person then entitled to exercise the Option or portion thereof, in a form acceptable to the Committee, stating that the Option or portion thereof is thereby exercised, such notice complying with all applicable rules established by the Committee;

(b)Full payment (in cash, by check or by a combination thereof) for the shares with respect to which such Option or portion thereof is exercised;

(c)To the extent determined necessary by the Committee, a bona fide written representation and agreement, in a form satisfactory to the Committee, signed by the Optionee or other person then entitled to exercise such Option or portion thereof, stating that the shares of stock are being acquired for his own account, for investment and without any present intention of distributing or reselling said shares or any of them except as may be permitted under the Securities Act, and then applicable rules and regulations thereunder, and that the Optionee or other person then entitled to exercise such Option or portion thereof will indemnify the Company against and hold it free and harmless from any loss, damage, expense or liability resulting to the Company if any sale or distribution of the shares by such person is contrary to the representation and agreement referred to above; provided, however, that the Committee may, in its absolute discretion, take whatever additional actions it deems appropriate to ensure the observance and performance of such representation and agreement and to effect compliance with the Act and any other federal or state securities laws or regulations;

(d)Full payment to the Company (in cash, by check or by a combination thereof) of all amounts which, under federal, state or local law, it is required to withhold upon exercise of the Option; and

(e)In the event the Option or portion thereof shall be exercised pursuant to Section 4.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option.

Without limiting the generality of the foregoing, the Committee may require an opinion of counsel acceptable to it to the effect that any subsequent transfer of shares acquired on exercise of the Option does not violate the Securities Act, and may issue stop-transfer orders covering such shares. Share certificates or book entries evidencing stock issued on exercise of this Option shall bear an appropriate legend or include an appropriate stop-transfer restriction referring to the provisions of subsection (c) above and the agreements herein. The written representation and agreement referred to in subsection (c) above shall, however, not be required if the shares to be issued pursuant to such exercise have been registered under the Securities Act, and such registration is then effective in respect of such shares.

SECTION 4.4	CONDITIONS TO ISSUANCE OF STOCK CERTIFICATES

The shares of stock deliverable upon the exercise of the Option, or any portion thereof, may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company. Such shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of the Option or portion thereof prior to fulfillment of all of the following conditions:

(a)The obtaining of approval or other clearance from any state or federal or foreign governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and

(b)The lapse of such reasonable period of time following the exercise of the Option as the Committee may from time to time establish for reasons of administrative convenience; provided, however, that no delay in the issuance of any certificate to be issued hereunder shall operate to prejudice or impair the Optionee's rights to participate in a corporate transaction providing for the disposition of stock.

SECTION 4.5	RIGHTS AS STOCKHOLDER

The holder of the Option shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any shares purchasable upon the exercise of the Option or any portion thereof unless and until certificates representing such shares shall have been issued by the Company to such holder or such shares are otherwise held of record by such holder as evidenced to the Company's satisfaction.

ARTICLE V

MISCELLANEOUS

SECTION 5.1	ADMINISTRATION

The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Optionee, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Option. In its absolute discretion, the Board of Directors may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan and this Agreement.

SECTION 5.2	OPTION NOT TRANSFERABLE

Neither the Option nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Optionee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 5.2 shall not prevent transfers by will or by the applicable laws of descent and distribution.

SECTION 5.3	SHARES TO BE RESERVED

The Company shall at all times during the term of the Option reserve and keep available such number of shares of stock as will be sufficient to satisfy the requirements of this Agreement.

SECTION 5.4	LIMITATIONS APPLICABLE TO SECTION 16 PERSONS

Notwithstanding any other provision of the Plan or this Agreement, if Optionee is subject to Section 16 of the Exchange Act, the Plan, the Option and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

SECTION 5.5	NOTICES

Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to the Optionee shall be addressed to him at his most recent address or e-mail account as reflected in the Company's records. By a notice given pursuant to this Section 5.5, either party may hereafter designate a different address for notices to be given to him or it. Any notice which is required to be given to the Optionee shall, if the Optionee is then deceased, be given to the Optionee's personal representative if such representative has previously informed the Company of his status and address by written notice under this Section 5.5.

SECTION 5.6	TITLES

Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

SECTION 5.7	APPLICABILITY OF PLAN; RECOUPMENT

The Option and the shares of Common Stock issued to the Optionee upon exercise of the Option shall be subject to all of the terms and provisions of the Plan. In the event of any conflict between this Agreement and the Plan, the terms of the Plan shall control. The Option, and any Common Stock issued or cash paid pursuant to the Option, shall be subject to any recoupment, clawback, equity holding, stock ownership or similar policies adopted by the Company from time to time (to the extent contemplated by such policies) and any recoupment, clawback, equity holding, stock ownership or similar requirements made applicable by law, regulation or listing standards to the Company from time to time (to the extent contemplated by such requirements).

SECTION 5.8	AMENDMENT

Except as provided in Section 11 and Section 12 of the Plan, the Committee may amend this Agreement, or waive any restrictions or conditions applicable to this Agreement or the exercise of the Option, provided that any modification or amendment that materially diminishes the rights of the Optionee, or the cancellation of the Option, shall be effective only if agreed to by the Optionee or any other person(s) as may then have an interest in the Award, but the Committee need not obtain Optionee (or other interested party) consent for the amendment or cancellation of the Option pursuant to the provisions of Section 5.6 of this Agreement or Section 12 of the Plan or as follows:  (i) to the extent the Committee deems such action necessary to comply with any applicable law, the listing requirements of any principal securities exchange or market on which the Common Stock is then traded; (ii) to the extent the Committee deems necessary to preserve favorable accounting or tax treatment of the Option for the Company; or (iii) to the extent the Committee determines that such action does not materially and adversely affect the value of the Option or that such action is in the best interest of the Optionee or any other person(s) as may then have an interest in the Option.

SECTION 5.9	GOVERNING LAW

The laws of the State of Delaware shall govern the interpretation, validity and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

SECTION 5.10	JURISDICTION

Any suit, action or proceeding against the Optionee with respect to this Agreement, or any judgment entered by any court in respect of any thereof, may be brought in any court of competent jurisdiction in the State of Delaware, and the Optionee hereby submits to the non-exclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgment. The Optionee hereby irrevocably waives any objections which he may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any court of competent jurisdiction in the State of Delaware, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum. No suit, action or proceeding against the Company with respect to this Agreement may be brought in any court, domestic or foreign, or before any similar domestic or foreign authority other than in a court of competent jurisdiction in the State of Delaware, and the Optionee hereby irrevocably waives any right which he may otherwise have had to bring such an action in any other court, domestic or foreign, or before any similar domestic or foreign authority. The Company hereby submits to the jurisdiction of such courts for the purpose of any such suit, action or proceeding.

IN WITNESS WHEREOF, this Non-Qualified Stock Option Agreement has been executed and delivered by the parties hereto as of the date first written above.

, OPTIONEE		ALLIANCE HEALTHCARE SERVICES, INC.

By:
		Name:	Percy C. Tomlinson
	Title:	President and CEO

______________________________

Optionee's Address

Exercise price per share:            $_____

Aggregate number of shares of Common Stock for

which the Option granted hereunder is exercisable: _____